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As filed with the Securities and Exchange Commission on October     , 2003

Registration No. 333-107550

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2092797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10500 West 153rd Street Orland Park, Illinois 60462 Telephone: (708) 349-3300 (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
ALLEN TELECOM INC. AMENDED AND RESTATED 1992 STOCK PLAN
ALLEN TELECOM INC. AMENDED AND RESTATED 1994
NON-EMPLOYEE DIRECTORS STOCK PLAN
(Full title of the plan)

Charles R. Nicholas
Vice Chairman of the Board of Directors
Andrew Corporation
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dewey B. Crawford
Joseph H. Greenberg
Gardner Carton & Douglas LLC
191 N. Wacker Drive, Suite 3700
Chicago, Illinois 60606

ANDREW CORPORATION

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT ON FORM S-8

PART II

Item 8.    Index to Exhibits.

Exhibit Number	Description of Document
4.1	Restated Certificate of Incorporation of Registrant. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on July 22, 2003 and incorporated herein by reference. (SEC File No. 333-107243).
4.2	Bylaws of Registrant. Filed as Exhibit 3.1(ii) to Form 10-K for fiscal year ended September 30, 1994 and incorporated herein by reference. (SEC File No. 000-09514).
4.3
Shareholder Rights Agreement dated November 14, 1996 between Andrew Corporation and Harris Trust and Savings Bank, as Rights Agent, relating to Rights to purchase Common Stock under certain circumstances, incorporated herein by reference from the Registrant's Registration Statement on Form 8-A filed with the Commission on November 26, 1996.
4.4
Allen Telecom Inc. Employee Before-Tax Savings Plan. Filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
4.5
Allen Telecom Inc. Amended and Restated 1992 Stock Plan. Filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
4.6
Allen Telecom Inc. Amended and Restated 1994 Non-Employee Director Stock Plan. Filed as Exhibit 4.6 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
5.1
Opinion of Gardner Carton & Douglas LLC regarding legality of securities. Filed as Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Gardner Carton & Douglas LLC (included in exhibit 5.1).
23.3	Consent of Deloitte & Touche LLP.
24.1
Powers of Attorney. Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on this     day of October 2003.

ANDREW CORPORATION
By:	* Ralph E. Faison President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on this     day of October 2003.

* Floyd L. English Chairman and Director	* Ralph E. Faison President, Chief Executive Officer and Director
/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Director	/s/ MARTY R. KITTRELL Marty R. Kittrell Vice President and Chief Financial Officer
/s/ MARK A. OLSON Mark A. Olson Vice President and Chief Accounting Officer
* John G. Bollinger Director	* Thomas A. Donahoe Director
* Jere D. Fluno Director	* William O. Hunt Director
* Gerald A. Poch Director	* Glen O. Toney Director
* Dennis L. Whipple Director	* Philip Wm. Colburn Director
* Robert G. Paul Director	*/s/ CHARLES R. NICHOLAS Charles R. Nicholas, as attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.1

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Allen Telecom Inc. Employee Before-Tax Savings Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on this     day of October 2003.

By:	/s/ CHARLES R. NICHOLAS
Charles R. Nicholas Andrew Corporation Vice Chairman and Director

Index to Exhibits

Exhibit Number	Description of Document
4.1	Restated Certificate of Incorporation of Registrant. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on July 22, 2003 and incorporated herein by reference. (SEC File No. 333-107243).
4.2	Bylaws of Registrant. Filed as Exhibit 3.1(ii) to Form 10-K for fiscal year ended September 30, 1994 and incorporated herein by reference. (SEC File No. 000-09514).
4.3
Shareholder Rights Agreement dated November 14, 1996 between Andrew Corporation and Harris Trust and Savings Bank, as Rights Agent, relating to Rights to purchase Common Stock under certain circumstances, incorporated herein by reference from the Registrant's Registration Statement on Form 8-A filed with the Commission on November 26, 1996.
4.4
Allen Telecom Inc. Employee Before-Tax Savings Plan. Filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
4.5
Allen Telecom Inc. Amended and Restated 1992 Stock Plan. Filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
4.6
Allen Telecom Inc. Amended and Restated 1994 Non-Employee Director Stock Plan. Filed as Exhibit 4.6 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
5.1
Opinion of Gardner Carton & Douglas LLC regarding legality of securities. Filed as Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Gardner Carton & Douglas LLC (included in exhibit 5.1).
23.3	Consent of Deloitte & Touche LLP.
24.1
Powers of Attorney. Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 1, 2003 and incorporated herein by reference. (SEC File No. 333-107550).

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SIGNATURES
Index to Exhibits